EXHIBIT 3.5

BY-LAWS

OF

STANDARD PREMIUM FINANCE HOLDINGS, INC.

(a Florida corporation)

ARTICLE I

STOCK CERTIFICATES

1.1 Stock Certificates and Uncertificated Stock. The corporation shall maintain a stock ledger setting forth the owners of all of the issued and outstanding stock of the corporation. The Board of Directors may appoint a transfer agent and registrar for one or more classes of stock of the corporation and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of stock. The stock of the corporation shall be represented by certificates, provided that the Board of Directors may authorize the issue of some or all of the stock of any or all of the classes or series of its stock without certificates. Any such authorization shall not apply to stock already represented by a certificate until such certificate is surrendered to the corporation. Every owner of stock of the corporation represented by certificates shall be entitled to have a certificate in such form as prescribed by the Board of Directors and which complies with the applicable provisions of the Business Corporation Act of the State of Florida. Within a reasonable time after the issue or transfer of stock without certificates, the corporation shall send the registered stockholder a written statement containing the information required to be set forth or stated on a stock certificate pursuant to the applicable provisions of the Business Corporation Act of the State of Florida.

1.2 Transfers of Stock. Each request for the transfer of issued and outstanding stock shall be in such form and with such proof of authority and authenticity of signature as the corporation or its transfer agent may reasonably require. Transfers of stock represented by a certificate shall require the surrender of the certificate therefore duly endorsed. The transfer of any stock of the corporation shall be subject to any applicable restrictions on the transfer or registration of transfer of stock of the corporation.

1.3 Lost Stolen or Destroyed Stock Certificates. Any person claiming a stock certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation and its transfer agent a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated stock in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen or destroyed.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.1 Annual Meeting. The annual meeting of the shareholders of this corporation shall be held no later than one year after the end of its fiscal year at a place designated by the Board of Directors of the corporation.  Business transacted at the annual meeting shall include the election of directors of the corporation.

2.2 Special Meetings. Special meetings of the shareholders shall be held when directed by the president or the Board of Directors or when requested in writing by the holders of not less than ten percent (10%) of the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the secretary, unless the president or the Board of Directors shall designate another person to do so.

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2.3 Place. Both annual and special meetings of shareholders may be held within or without the State of Florida.

2.4 Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the president, the secretary or the officer or the person calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

2.5 Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting to which the adjournment is taken, and at the adjournment meeting, any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

2.6 Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

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In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Once a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

2.7 Shareholder Quorum and Voting. Thirty-five percent (35%) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such items of business by that class or series.

If a quorum is present, an affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

After a quorum has been established at the shareholders’ meetings, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

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2.8 Conduct of Meeting. The meeting of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting, the chairman of the board, if any; the president; a vice president; or, if none of the foregoing is in office, present and acting, by a chairman to be chosen by the shareholders. The secretary of the corporation, or in his absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

2.9 Voting of Shares. Except as otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at the meeting of shareholders. Treasury shares, shares of stock of this corporation owned by another corporation (the majority of the voting stock of which is owned or controlled by this corporation), and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any such meeting and shall not be counted in determining the total number of outstanding shares at any given time.

A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

At each election for directors, every shareholder entitled to vote at election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Such shareholder shall not have the right to accumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of his shares, or by distributing such votes on the same principle among any number of such candidates.

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Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the by-laws of the corporate shareholder; or in the absence of any applicable by-laws, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the by-laws or other instrument of the corporate shareholder. In the absence of any such designation, or in the case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be continued in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption or redeemable shares has been mailed to the holders thereof in a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefore, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

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2.10 Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholder’s duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. The corporation is required to solicit proxies for all shareholder meetings.

Every proxy must be signed by the shareholder or his attorney-in-fact. A signed proxy is presumed valid. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or such death is received by the corporate officer responsible for maintaining the list of shareholders.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present, then that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

2.11 Action by Shareholders Without a Meeting. Any action required by law, these By-laws or the Articles of Incorporation of this corporation, to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without vote, if a consent in writing setting forth the action so taken shall be signed by the shareholders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon as a class, such written consent shall be required by the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

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Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which the dissenters’ rights are provided for by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the further provisions of law regarding the rights of dissenting shareholders.

2.12 Actions Requiring Shareholder Approval. The corporation is required to obtain shareholder approval of certain issuances of securities, including:

a.	Acquisitions where the issuance equals 20% or more of the pre-transaction outstanding shares, or 5% or more of the pre-transaction outstanding shares when a related party has a 5% or greater interest in the acquisition target,
b.	Issuances resulting in a change of control,
c.	Equity compensation,
d.	Private placements where the issuance equals 20% or more of the pre-transaction outstanding shares at a price less than the greater of book or market value.

2.13 Reduction of Voting Rights. Corporate actions or issuances cannot disparately reduce or restrict the voting rights of existing shareholders.

ARTICLE III.

DIRECTORS

3.1 Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors (“Board” or “Board of Directors”).

3.2 Qualification. Directors need not be residents of this state or shareholders of this corporation.

3.3 Compensation. The Board of Directors shall have the authority to fix the compensation of directors.

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3.4 Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

a.	One or more officers or employees of the corporation whom the director reasonable believes to be reliable and competent in the matter presented;
b.	Counsel, public accountants or other persons as to matters which the director reasonable believes to be within such person’s professional or expert competence; or
c.	A committee of the Board upon which he does not serve, duly designated in accordance with the provisions of the Articles of Incorporation or the By-laws, as to matters within its designated authority, which committee the director reasonable believes to merit competence.

A director shall not be considered to be acting in good faith if he has knowledge of the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of this corporation.

3.5 Number of Directors and Director Independence.  This corporation shall have a minimum of five (5) directors and a maximum of fifteen (15) directors.  The number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution duly adopted by a majority of the entire Board of Directors. The number of directors may be increased or decreased from time to time by amendment to these By-laws, but no decrease shall have the effect of shortening the term of any incumbent director.

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This corporation’s board of directors is required to have a majority of independent directors. Independent director shall have the meaning defined in NASDAQ Rule 5605.

3.6 Election and Term.  Independent directors must select or recommend nominees for directors. At each annual meeting of the shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting based on a Tiered System (the “Tiers”) established in 2020. The Board of Directors shall be divided into three Tiers designated as Tier 1, Tier 2 and Tier 3 with Tier 1 initially serving for a term of one (1) year, Tier 2 initially serving for a Term of two (2) years and Tier 3 initially serving for a term of three (3) year. The number of directors in each Tier shall be apportioned among the Tiers so as to maintain the number of directors in each Tier as nearly equal as possible. At each succeeding annual meeting of shareholders, successors to the Tier of directors whose term expires at that annual meeting shall be elected for a term of three years to succeed those whose terms expire.

Each director shall hold office for the term respective to his or her Tier and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office, or death. In any year where a Tier of Directors is not up for election, no shareholder vote will be held for that Tier.

3.7 Vacancies.  Any vacancies occurring in any Tier of the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

3.8 Removal of Directors. At a meeting of the shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

3.9 Quorum in Voting. A majority of the number of directors fixed by these By-laws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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3.10 Board Committees. The Board of Directors may, by resolution adopted by a majority of the Board, designate and appoint one or more of the following committees, which shall be comprised of member so the Board of Directors:

a.	Audit Committee. The corporation is required to have an Audit Committee consisting solely of independent directors who also satisfy the requirements of SEC Rule 10A-3 and who can read and understand fundamental financial statements. The Audit Committee must have at least three (3) members. One member of the Audit Committee must have experience that results in the individual’s financial sophistication.
b.	Compensation Committee. The corporation is required to have a Compensation Committee consisting solely of independent directors and having at least two (2) members. Compensation Committee members must pass an additional independence test defined by NASDAQ Rule 5605(d)(2)(a). The Compensation Committee must determine, or recommend to the full board for determination, the compensation of the chief executive officer and all other executive officers.
c.	Nominating Committee. The corporation is required to have a Nominating Committee consisting solely of independent directors and having at least three (3) members. The Nominating Committee must select, or recommend for the full board to select, director nominees for director elections or filling vacancies in the board of directors.
d.	Standing and Other Committees. The Board of Directors may appoint standing or such other committees of directors, officers or otherwise as deemed desirable including, but not limited to a Finance Committee. Standing committees shall have the responsibilities and duties as set forth by the Board and shall have their members appointed by the Board of Directors from within or without its own membership, at any meeting held for that purpose. In every case, standing committees shall be subject to the general supervision of the Board of Directors to whom each of them shall make a report not less often than annually, containing such recommendations as its membership deems necessary, appropriate or desirable. Other committees, temporary or continuing, shall act with respect to such special or general problems as the Board of Directors may, from time to time, determine. Any or all of such other committee or committees may be terminated at any time by the Board of Directors.

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3.11 Place of Meetings. Regular and special meetings by the Board of Directors may be held within or without the State of Florida. Meeting shall be held at such place as shall be fixed by the Board.

3.12 Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held immediately following the annual shareholders meeting. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, electronic transmission, telegram or cablegram at least two (2) days before the meeting or by notice mailed to the director at least five (5) days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors may be called by the chairman of the board, by the president of the corporation or by any one or more directors.

Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

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3.13 Action Without a Meeting. Any action required to be taken at a meeting of the directors of the corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

ARTICLE IV

INDEMNIFICATION

Each person who at any time is, or shall have been, a director, officer, employee or agent of the corporation, and is threatened to be or is made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the corporation, or served at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent allowed under the Florida Statutes and such expenses shall be advanced as incurred upon receipt of an undertaking to repay such amount if such person is found not to be entitled to such indemnification pursuant to such Statutes. The foregoing right of indemnification shall in no way be exclusive of any other rights or indemnification to which any such director, officer, employee or agent may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

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ARTICLE V

OFFICERS

5.1 Officers. The officers of this corporation consist of a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a president, vice president, secretary or treasurer shall not affect the existence of this corporation.

5.2 Duties. The officers of the corporation shall have the following duties:

a.	President. The president shall be the chief executive officer of the corporation, shall have general and active management of business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders.
b.	Vice President. The vice presidents shall perform such duties as shall, from time to time, be prescribed by the Board of Directors or the president, and in the absence of the president shall act in the order of their seniority, unless otherwise prescribed by the Board.
c.	Secretary. The secretary shall have custody of, and shall maintain, all of the corporate records except the financial records, shall record the minutes of all meetings of the shareholders and Board of Directors, send out all notices of meetings, and perform such other duties as may be prescribed by the Board of Directors or the president.
d.	Treasurer. The treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of the shareholders and whenever else required by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the president.
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5.3 Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby.

Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.

Any vacancy, however occurring, in any office may be filled by the Board of Directors, unless the By-laws shall have expressly reserved such powers to the shareholders.

Removal of any officer shall by without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

5.4 Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

5.5 Code of Conduct. The corporation must adopt a Code of Conduct applicable to all directors, officers, and employees.

5.6 Conflict of Interest. The corporation must conduct appropriate review and oversight of all related party transactions for potential conflict of interest situations.

ARTICLE VI

BOOKS AND RECORDS

6.1 Books and Records. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceeding s of its shareholders, Board of Directors and committees of directors.

This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all the shareholders and the number, or class and series, if any, of the shares held by each.

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Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

6.2 Shareholders’ Inspection Rights.  The corporation must make its annual and interim reports available to shareholders electronically through the company’s website, no later than (4) months after completion of the review or audit by the company’s independent audit firm.

6.3 Financial Information. Not later than four (4) months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial conditions of the corporation as the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

Upon written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such filed balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this State, shall be kept for at least five (5) years and shall be subject to inspection during the business hours by any shareholder or holder of voting trust certificates, in person or by agent.

ARTICLE VII

DIVIDENDS

The Board of Directors of this corporation may, from time to time, declare, and the corporation may pay, dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would be contrary to any restrictions contained in the Articles of Incorporation and shall be subject to the provisions of Chapter 607, Florida Statutes.

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ARTICLE VIII

CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of this corporation and the year and state of its incorporation.

ARTICLE IX

AMENDMENT

These By-Laws may be repealed or amended, and new by-laws may be adopted by either the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any By-law adopted by the shareholders if the shareholders specifically provide that such By-law is not subject to amendment or repeal by the directors. No such amendment may terminate the right to indemnification and advancement of expenses provided for herein to any person covered at any time by such provisions.

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